UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, Pennsylvania 17102
 (Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Underwriting Agreement

On May 11, 2011, Hersha Hospitality Trust (the “Company”) and Hersha Hospitality Limited Partnership (the “Operating Partnership”) entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Morgan Stanley & Co. Incorporated and Raymond James & Associates, Inc., as the representatives of the several underwriters named in the underwriting agreement, relating to the issuance and sale by the Company of up to 4,600,000 shares of the Company’s 8.00% Series B Cumulative Convertible Preferred Shares of Beneficial Interest, par value $0.01 per share (liquidation preference $25.00 per share) (the “Series B Preferred Shares”), including 600,000 shares subject to an overallotment option that was exercised in full by the underwriters on May 13, 2011.  The Series B Preferred Shares are being offered and sold to the public at a public offering price of $25.00 per share. The closing of the offering, which is subject to customary closing conditions, and the delivery of the Series B Preferred Shares is expected to occur on May 18, 2011.

The Series B Preferred Shares being issued and sold pursuant to the underwriting agreement have been registered on the Company’s shelf registration statement on Form S-3 (File No. 333-174029), which became effective upon filing with the Securities and Exchange Commission on May 6, 2011.

The underwriting agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the underwriting agreement is qualified in its entirety by reference to such exhibit. For a more detailed description of the underwriting agreement, see the disclosure under the caption “Underwriting” contained in the Company’s prospectus supplement, dated May 11, 2011, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, on May 12, 2011, which disclosure is hereby incorporated by reference.

In connection with the filing of the underwriting agreement, the Company is filing as Exhibit 5.1 hereto the opinion of its counsel, Hunton & Williams LLP.

Fourth Amendment to Agreement of Limited Partnership of Hersha Hospitality Limited Partnership

In connection with the closing of the offering, the Company, as the general partner of the Operating Partnership, will execute an amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership creating a series of preferred partnership units (the “Series B Preferred Partnership Units”) that mirrors the rights and preferences of the Series B Preferred Shares, the terms of which are described below.  At the closing of the offering of the Series B Preferred Shares, the Company will contribute the net proceeds to the Operating Partnership in exchange for 4,600,000 Series B Preferred Units.

The preceding description is qualified in its entirety by reference to the form of the Fourth Amendment to the Agreement of Limited Partnership of Hersha Hospitality Limited Partnership, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03	Material Modification of the Rights of Security Holders.

On May 17, 2011, the Company filed, with the State Department of Assessments and Taxation of the State of Maryland, Articles Supplementary to the Company’s Amended and Restated Declaration of Trust, as amended and supplemented (the “Declaration of Trust”), classifying and designating 4,600,000 of the Company’s authorized but unissued preferred shares of beneficial interest, $0.01 par value per share, as the Series B Preferred Shares. A copy of the Articles Supplementary was filed as Exhibit 3.2 to the Company’s Registration Statement on Form 8-A, filed on May 17, 2011, and is incorporated herein by reference.

A summary of the material terms of the Series B Preferred Shares, as contained within the Articles Supplementary, is set forth below:

Title of Shares:	8.00% Series B Cumulative Redeemable Preferred Shares

Number of Series B Preferred Shares Classified:	4,600,000 shares (including up to 600,000 shares issuable pursuant to an overallotment option)

Maturity:
The Series B Preferred Shares do not have any stated maturity date, and the Company is not required to redeem these shares. Accordingly, the Series B Preferred Shares will remain outstanding indefinitely unless the Company decides to redeem them or repurchase shares in the open market, in each case, at the Company’s option, subject to the restrictions on redemption described herein. The Company is not required to set aside funds to redeem the Series B Preferred Shares.

Dividend Rate:	8.00% per annum of the $25.00 liquidation preference (equivalent to $2.00 per annum per share)

Dividend Payment Dates:	January 15, April 15, July 15 and October 15, commencing July 15, 2011

Optional Redemption:
The Company may not redeem the Series B Preferred Shares prior to May 18, 2016, except as described below under “Special Optional Redemption” and in limited circumstances relating to the Company’s continuing qualification as a REIT. On and after May 18, 2016, the Company may redeem the Series B Preferred Shares for cash at its option, in whole or in part, at any time and from time to time, by paying $25.00 per share, plus all accrued and unpaid dividends to the redemption date.

Special Optional Redemption:
Upon the occurrence of a Change of Control (as defined below), the Company may, at its option, redeem the Series B Preferred Shares, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus all accrued and unpaid dividends to the redemption date. If, prior to the Change of Control Conversion Date (as defined below), the Company exercises any of its redemption rights relating to the Series B Preferred Shares (whether the optional redemption right or the special optional redemption right), holders of the Series B Preferred Shares will not have the conversion right described below.

A “Change of Control” is when, after the original issuance of the Series B Preferred Shares, the following have occurred and are continuing:

▪ the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

▪ following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (“NYSE”), the NYSE Amex, or the NASDAQ Stock Market (“NASDAQ”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

The “Change of Control Conversion Date” is the date fixed by the board of trustees of the Company, in its sole discretion, as the date the Series B Preferred Shares are to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Company provides notice of a Change of Control to holders of the Series B Preferred Shares.

Conversion Rights:	Except as described below in connection with a Change of Control, the Series B Preferred Shares are not convertible into or exchangeable for any other securities or property.

Change of Control Rights:
Upon the occurrence of a Change of Control, each holder of Series B Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, the Company provides notice of its election to redeem the Series B Preferred Shares) to convert some or all of the Series B Preferred Shares held by such holder on the Change of Control Conversion Date into a number of the Company’s common shares per Series B Preferred Share to be converted equal to the lesser of:

▪ the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Share dividend payment and prior to the corresponding Series B Preferred Share dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined below); and

▪ 8.2237 (i.e., the Share Cap), subject to certain adjustments.

The “Common Share Price” will be: (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of the Company’s common shares is solely cash; and (ii) the average of the closing prices for the Company’s common shares on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of the Company’s common shares is other than solely cash.

The preceding description is qualified in its entirety by reference to the Articles Supplementary, a copy of which is attached as Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed with the U.S. Securities and Exchange Commission on May 17, 2011.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Information about the Articles Supplementary under Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

1.1	Underwriting Agreement dated May 11, 2011.

3.1	Articles Supplementary (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form 8-A filed on May 17, 2011).

5.1	Opinion of Hunton & Williams LLP regarding the legality of the securities.

10.1	Form of Fourth Amendment to Agreement of Limited Partnership of Hersha Hospitality Limited Partnership.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: May 17, 2011	By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated May 11, 2011.

3.1	Articles Supplementary (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form 8-A filed on May 17, 2011).

5.1	Opinion of Hunton & Williams LLP regarding the legality of the securities.

10.1	Form of Fourth Amendment to Agreement of Limited Partnership of Hersha Hospitality Limited Partnership.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).